CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
First Cova Life Insurance Company


We consent to the use of our reports on the statutory statements of admitted assets, liabilities and capital stock and surplus of First Cova Life Insurance Company (the Company) dated March 3, 2000, and on the financial statements of the sub-accounts of First Cova Variable Annuity Account One dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, File No. 33-74174) of First Cova Variable Annuity Account One.


                                                /s/KPMG LLP
                                                -----------
                                                  KPMG LLP


Chicago, Illinois
February 6, 2001